AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2002

                                                    REGISTRATION NO.  333-31636

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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                    ___________________________________

                     POST-EFFECTIVE AMENDMENT NO. 1 TO

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    ___________________________________


                     METTLER-TOLEDO INTERNATIONAL INC.

           (Exact name of registrant as specified in its charter)

         DELAWARE                                            13-3668641
     (State or other                                      (I.R.S. Employer
     jurisdiction of                                    Identification Number)
     incorporation or
      organization)
                       IM LANGACHER, P.O. BOX MT-100
                             CH 8606 GREIFENSEE
                                SWITZERLAND
                  (Address of Principal Executive Offices)

           METTLER-TOLEDO, INC. ENHANCED RETIREMENT SAVINGS PLAN
                          (Full title of the plan)

                                DENNIS BRAUN
                     METTLER-TOLEDO INTERNATIONAL INC.
                       IM LANGACHER, P.O. BOX MT-100
                             CH 8606 GREIFENSEE
                                SWITZERLAND
                              011 411 944 2211
         (Name, address, and telephone number of agent for service)

                              EXPLANATORY NOTE

Mettler-Toledo International Inc. (the "Registrant") previously filed a registration statement on Form S-8 (the "Prior Registration Statement") with the Securities and Exchange Commission (SEC File No. 333-31636) in connection with the registration of shares of common stock of Mettler-Toledo International Inc., par value $.01 per share, to be offered under the Mettler Toledo Retirement Savings Plan (the "Plan"), and an indeterminate amount of interests to be offered pursuant to the Plan. The Plan was amended and restated by the Registrant effective July 1, 2002, except as otherwise provided therein, and the name of the Plan was changed to the Mettler-Toledo, Inc. Enhanced Retirement Savings Plan. The purpose of this Post-Effective Amendment No. 1 to Form S-8 is to file as an exhibit to the Prior Registration Statement a copy of the Mettler-Toledo, Inc. Enhanced Retirement Savings Plan.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 8.  Exhibits

          Item 8 is hereby amended to include the Mettler-Toledo, Inc. Enhanced Retirement Savings Plan as Exhibit 4.5.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greifensee, Switzerland, on December 30, 2002.

                                     Mettler-Toledo International Inc.

                                     By: /s/ Dennis Braun
                                        ------------------------------
                                        Dennis Braun
                                        Chief Financial Officer

          Pursuant  to  the   requirements  of  the  Securities  Act,  this
Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                            Date
---------                       -----                            ----

                               Chairman of the Board,
                               President and
/s/ Robert F. Spoerry*         Chief Executive Officer       December 30, 2002
-----------------------
     Robert F. Spoerry


/s/ Dennis Braun
-----------------------        Chief Financial Officer       December 30, 2002
     Dennis Braun


/s/ Phillip Caldwell*          Director                      December 30, 2002
-----------------------
     Phillip Caldwell


/s/                            Director                      December __, 2002
-----------------------
     John T. Dickson


/s/                            Director                      December __, 2002
-----------------------
     Philip H. Geier


/s/ Reginal H. Jones*          Director                      December 30, 2002
-----------------------
     Reginal H. Jones


/s/                            Director                      December __, 2002
-----------------------
     Hans Ulrich Maerki

/s/ John D. Macomber*          Director                      December 30, 2002
-----------------------
     John D. Macomber

/s/ George M. Milne*           Director                      December 30, 2002
-----------------------
     George M. Milne

/s/ Thomas P. Salice*          Director                      December 30, 2002
-----------------------
     Thomas P. Salice

*By  /s/ James T. Bellerjeau
   ---------------------------
     James T. Bellerjeau
     Attorney-in-Fact

                               PLAN SIGNATURE

          Pursuant to the requirements of the Securities Act, the administrator of the Mettler-Toledo, Inc. Enhanced Retirement Savings Plan has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 30th day of December, 2002.

                      METTLER-TOLEDO, INC. ENHANCED RETIREMENT SAVINGS PLAN

                      By  /s/ Timothy J. Marker
                         -------------------------------------------------
                         Timothy J. Marker
                         Vice President, Human Resources

                                                        Index to Exhibits

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------

4.1 Specimen Form of the Registrant's Common Stock Certificate (filed as Exhibit 4.3 to the Registrant's Registration Statement, as amended (File No. 333-35597), on Form S-1 and incorporated by reference herein).

4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the Fiscal Year Ending December 31, 1997 and incorporated by reference herein).

4.3 Amended By-Laws of the Registrant (filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ending June 30, 2002 and incorporated by reference herein).

4.4*      Mettler Toledo Retirement Savings Plan.

4.5**     Mettler-Toledo, Inc. Enhanced Retirement Savings Plan.

23.1**    Consent of PricewaterhouseCoopers AG.

______________________
*    filed with the Prior Registration Statement
**   filed herewith